Exhibit 99.1

Poly Shield Technologies Inc. OTCBB: SHPR

FOR IMMEDIATE RELEASE
February 8, 2013

Rasmus Norling Appointed as President, CEO and Director

of Poly Shield Technologies Inc.

Boca Raton, FL. Poly Shield Technologies Inc. (OTCBB: SHPR) (the “Company”) announced today that Rasmus Norling has been appointed as the President, Chief Executive Officer and a director of the Company and assumed these posts on February 6, 2013.

Mr. Norling is the immediate past Manager of Research and Development of Marine Technical Services at Royal Caribbean International, Ltd., where he was employed since May 2000. During his employment at Royal Caribbean, Mr. Norling also held positions as Manager of Research and Development of Environmental Technologies, Manager of Research and Development of Energy Optimization, Ship Manager of Marine Operations, and Chief Engineer. Mr. Norling is also the inventor of a fuel desalination scrubber with patents pending in the U.S. and Europe entitled “In-line system for de-salting fuel oil supplied to gas turbine engines”. Mr. Norling received a Marine Engineer degree from Högskolan i Kalmar, the maritime academy at Kalmar, Sweden in 1995.

Mr. Norling was appointed as the President and Chief Executive Officer pursuant to the terms of his employment agreement with the Company, and upon delivering to the Company certain minimum technology rights. Mr. Norling’s obligations to deliver such minimum technology rights to the Company have been completed and satisfied.

John da Costa, Director and CFO, commented that, "Rasmus, with his expertise in the development of environmental and pollution emissions solutions, is the right person to lead our Company as we proceed to meet our ever increasing market demands for innovative technologies worldwide."

Mr. Norling replaces Mitchell Miller, who voluntarily resigned as Chief Executive Officer and President of the Company also on February 6, 2013. Mr. Miller will remain as a director of the Company.

For more information on the appointment of Rasmus Norling as the president and CEO of the Company, please refer to Poly Shield’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2013.

About Poly Shield Technologies Inc.:

Poly Shield is a research, development and marketing company providing environmental, pollution emissions, energy saving, corrosion and durability solutions to a worldwide market.

Poly Shield’s desalination bio-scrubber is a patent pending (in US and Europe), cost-effective technology designed to remove alkali metals from fuel in an effort to protect gas turbines from high temperature corrosion. The technology has proven significant cost savings and extended operational life results in the cruise line industry. The technology has a worldwide application that is not limited to the maritime industry and can be installed during normal vessel operation without the need to use expensive dry dock time.

Poly Shield is a Master Distributor for Green Tech Marine AS, a Norway corporation which manufactures exhaust scrubbers, including the first emissions control system certified to meet the IMO 2015 / 2020 emissions regulation standards. Emissions regulation standards will affect the 65,000 maritime vessels currently operating worldwide.

Poly Shield’s fluoropolymer coatings are formulated specifically for extreme durability reduced maintenance and enhanced aesthetics. They were tested and are in use in a number of different industries including marine, aerospace, oil field, industrial, commercial, and residential applications. In addition to its anti-corrosion products, Poly Shield offers a superior state-of-the-art line of antimicrobial coatings for use in hospital, school, and food industries.

For further information about Poly Shield Technologies Inc. please visit the company’s website at http://www.Polyshieldtechnologies.com.

On behalf of the Board of Directors

John da Costa, Director and CFO

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Poly Shield Technologies Inc.’s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Poly Shield Technologies Inc.'s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Poly Shield Technologies Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Poly Shield Technologies Inc.